PRICING SUPPLEMENT NO. 2518B

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-206013

Dated August 27, 2015

$8,452,250 Deutsche Bank AG Trigger Phoenix Autocallable Optimization Securities

Linked to the Lesser Performing of the Russell 2000® Index and the EURO STOXX 50® Index due August 31, 2018

Investment Description

Trigger Phoenix Autocallable Optimization Securities (the “Securities”) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer”) with returns linked to the lesser performing of the Russell 2000® Index and the EURO STOXX 50® Index (each, an “Index” and together the “Indices”). If the closing levels of both Indices on the applicable quarterly Observation Date are greater than or equal to their respective Coupon Barriers, Deutsche Bank AG will pay you a quarterly contingent coupon (a “Contingent Coupon”). Otherwise, no coupon will be accrued or payable with respect to that Observation Date. Deutsche Bank AG will not automatically call the Securities for the first six months. However, after the first six months, if the closing levels of both Indices on any Observation Date (starting from the second Observation Date and ending on the Final Valuation Date) are greater than or equal to their respective Initial Levels, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you the Face Amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not automatically called and the Final Levels of both Indices are greater than or equal to their respective Trigger Levels (which are the same levels as their respective Coupon Barriers), Deutsche Bank AG will pay you at maturity a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon for the final quarter. However, if the Securities are not automatically called and the Final Level of either Index is less than its respective Trigger Level, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity that is less than the Face Amount, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Level of the Lesser Performing Index as compared to its Initial Level. The “Lesser Performing Index” is the Index with the larger percentage decrease from its Initial Level to its Final Level. In this circumstance, you will lose a significant portion or all of your initial investment. Investing in the Securities is subject to significant risks, including the risk of losing your entire investment. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Generally, the higher the Contingent Coupon Rate on the Securities, the greater the risk of loss on such Securities. Any payment on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations or become subject to a Resolution Measure (as described on page 2), you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

Features	Key Dates
❑	Contingent Coupon — If the closing levels of both Indices on the applicable quarterly Observation Date are greater than or equal to their respective Coupon Barriers, Deutsche Bank AG will pay you the Contingent Coupon applicable to such Coupon Observation Date. Otherwise, no coupon will be accrued or payable with respect to that Observation Date.
❑	Automatically Callable — Deutsche Bank AG will not automatically call the Securities for the first six months. However, after the first six months, if the closing level of both Indices on any Observation Date (starting from the second Observation Date and ending on the Final Valuation Date) are greater than or equal to their respective Initial Levels, Deutsche Bank AG will automatically call the Securities and, for each $10.00 Face Amount of Securities, pay you the Face Amount plus the applicable Contingent Coupon for that Observation Date and no further amounts will be owed to you. If the Securities are not automatically called, investors may have downside market exposure to the Lesser Performing Index at maturity, subject to any contingent repayment of your initial investment.
❑	Downside Exposure with Contingent Repayment of Your Initial Investment at Maturity — If you hold the Securities to maturity and the Final Level of both Indices are greater than or equal to their respective Trigger Levels (or Coupon Barriers), for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you at maturity the Face Amount plus the applicable Contingent Coupon for the final quarter. However, if the Final Level of either Index is less than its respective Trigger Level, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity that is less than the Face Amount, resulting in a loss of 1.00% of the Face Amount for every 1.00% decline in the Final Level of the Lesser Performing Index as compared to its Initial Level. In this circumstance, you will lose a significant portion or all of your initial investment. The contingent repayment of your initial investment applies only if you hold the Securities to maturity. Any payment on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations or become subject to a Resolution Measure, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.
Trade Date	August 27, 2015
Settlement Date	August 31, 2015
Observation Dates[1]	Quarterly (callable after 6 months)
Final Valuation Date[1]	August 28, 2018
Maturity Date[1]	August 31, 2018

[1] See page 4 for additional details

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL FACE AMOUNT OF SECURITIES AT MATURITY, AND THE SECURITIES CAN HAVE DOWNSIDE MARKET RISK SIMILAR TO THE LESSER PERFORMING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES. THE SECURITIES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 6 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 7 OF THE ACCOMPANYING PRODUCT SUPPLEMENT, PAGE PS-5 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND PAGE 12 OF THE ACCOMPANYING PROSPECTUS BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY AFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

We are offering Trigger Phoenix Autocallable Optimization Securities linked to the lesser performing of the Russell 2000® Index and the EURO STOXX 50® Index. The Securities are our unsubordinated and unsecured obligations and are offered at a minimum investment of $1,000 in denominations of $10.00 and integral multiples thereof.

Indices	Contingent Coupon Rate	Initial Level	Trigger Level	Coupon Barrier	CUSIP / ISIN
Russell 2000® Index (Ticker: RTY)	9.76% per annum	1,153.608	807.526, equal to 70.00% of its Initial Level	807.526, equal to 70.00% of its Initial Level	25190F129 / US25190F1295
EURO STOXX 50® Index (Ticker: SX5E)		3,280.78	2,296.55, equal to 70.00% of its Initial Level	2,296.55, equal to 70.00% of its Initial Level

See “Additional Terms Specific to the Securities” in this pricing supplement. The Securities will have the terms specified in underlying supplement No. 1 dated August 17, 2015, product supplement B dated July 31, 2015, the prospectus supplement dated July 31, 2015 relating to our Series A global notes of which these Securities are a part, the prospectus dated July 31, 2015 and this pricing supplement.

The Issuer’s estimated value of the Securities on the Trade Date is $9.627 per $10.00 Face Amount of Securities, which is less than the Issue Price. Please see “Issuer’s Estimated Value of the Securities” on the following page of this pricing supplement for additional information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement No. 1, product supplement B, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other U.S. or foreign governmental agency or instrumentality.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Securities	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the lesser performing of the Russell 2000® Index and the EURO STOXX 50® Index	$8,452,250.00	$10.00	$169,045.00	$0.20	$8,283,205.00	$9.80

(1) For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Deutsche Bank Securities Inc. (“DBSI”) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$8,452,250.00	$982.15
UBS Financial Services Inc.	Deutsche Bank Securities

Issuer’s Estimated Value of the Securities

The Issuer’s estimated value of the Securities is equal to the sum of our valuations of the following two components of the Securities: (i) a bond and (ii) an embedded derivative(s). The value of the bond component of the Securities is calculated based on the present value of the stream of cash payments associated with a conventional bond with a principal amount equal to the Face Amount of Securities, discounted at an internal funding rate, which is determined primarily based on our market-based yield curve, adjusted to account for our funding needs and objectives for the period matching the term of the Securities. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. The value of the embedded derivative(s) is calculated based on our internal pricing models using relevant parameter inputs such as expected interest and dividend rates and mid-market levels of price and volatility of the assets underlying the Securities or any futures, options or swaps related to such underlying assets. Our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect.

The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions will be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately six months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

Resolution Measures

Under the German Recovery and Resolution Act (Sanierungs- und Abwicklungsgesetz, or “Resolution Act”), which became effective on January 1, 2015, the Securities may be subject to any Resolution Measure by our competent resolution authority if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. A “Resolution Measure” may include: (i) a write down, including to zero, of any payment (or delivery obligations) on the Securities; (ii) a conversion of the Securities into ordinary shares or other instruments qualifying as core equity tier 1 capital; and/or (iii) any other resolution measure, including (but not limited to) a transfer of the Securities to another entity, an amendment of the terms and conditions of the Securities or the cancellation of the Securities. By acquiring the Securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority as set forth in the accompanying prospectus dated July 31, 2015. Please read the risk factor “The Securities may become subordinated to the claims of other creditors, be written down, be converted or become subject to other Resolution Measures. You may lose some or all of your investment if any such measure becomes applicable to us” in this pricing supplement and see the prospectus for further information.

2

Additional Terms Specific to the Securities

You should read this pricing supplement, together with underlying supplement No. 1 dated August 17, 2015, product supplement B dated July 31, 2015, the prospectus supplement dated July 31, 2015 relating to our Series A global notes of which these Securities are a part and the prospectus dated July 31, 2015. You may access these documents on the website of the Securities and Exchange Commission (the “SEC”) at.www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Underlying supplement No. 1 dated August 17, 2015:

http://www.sec.gov/Archives/edgar/data/1159508/000095010315006546/crt_dp58829-424b2.pdf

♦	Product supplement B dated July 31, 2015: http://www.sec.gov/Archives/edgar/data/1159508/000095010315006059/crt_dp58181-424b2.pdf

♦	Prospectus supplement dated July 31, 2015: http://www.sec.gov/Archives/edgar/data/1159508/000095010315006048/crt-dp58161_424b2.pdf

♦	Prospectus dated July 31, 2015: http://www.sec.gov/Archives/edgar/data/1159508/000119312515273165/d40464d424b2.htm

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this pricing supplement relates. Before you invest in the Securities offered hereby, you should read these documents and any other documents relating to this offering that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement, product supplement, underlying supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

If the terms described in this pricing supplement are inconsistent with those described in the accompanying underlying supplement, product supplement, prospectus supplement or prospectus, the terms described in this pricing supplement shall control.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Securities” refers to the Trigger Phoenix Autocallable Optimization Securities that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, prospectus supplement and prospectus, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Securities.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisers have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” on page 6 of this pricing supplement and “Risk Factors” on page 7 of the accompanying product supplement, page PS-5 of the accompanying prospectus supplement and page 12 of the accompanying prospectus.

The Securities may be suitable for you if, among other considerations:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦	You can tolerate the loss of a significant portion or all of your investment and are willing to make an investment in which you could have the same downside market risk as a hypothetical investment in the Lesser Performing Index or the stocks included in the Lesser Performing Index.

♦	You believe the closing levels of both Indices will be greater than or equal to their respective Coupon Barriers on the applicable Observation Dates, including the Final Valuation Date.

♦	You believe the Final Levels of both Indices will be greater than or equal to their respective Trigger Levels.

♦	You understand that the linkage to two Indices in this Security does not provide any portfolio diversification benefits and instead means that a decrease in the level beyond the relevant Coupon Barrier or Trigger Level of either Index will result in no Contingent Coupons and/or a loss on your investment, respectively, even if the level of the other Index increases.

♦	You are willing to make an investment whose return is limited to the applicable Contingent Coupons, regardless of any potential increase in the levels of the Indices, which could be significant.

♦	You can tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the lesser performing Index.

♦	You are willing to invest in the Securities based on the Contingent Coupon Rate specified on the cover of this pricing supplement.

♦	You do not seek guaranteed current income from this investment and are willing to forgo any dividends and any other distributions paid on the stocks composing the Indices.

♦	You are willing and able to hold Securities that will be called on any Observation Date (including the Final Valuation Date) starting from the second Observation Date on which the closing levels of both Indices are greater than or equal to their respective Initial Levels, and you are otherwise willing and able to hold the Securities to the Maturity Date, as set forth on the cover of this pricing supplement, and are not seeking an investment for which there will be an active secondary market.

♦	You seek an investment with exposure to companies with relatively small market capitalization in the United States and companies in the Eurozone.

♦	You are willing and able to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities, and understand that if Deutsche Bank AG defaults on its obligations or becomes subject to a Resolution Measure, you might not receive any amounts due to you, including any payment of a Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

The Securities may not be suitable for you if, among other considerations:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire investment.

♦	You cannot tolerate the loss of a significant portion or all of your investment or you are not willing to make an investment in which you could have the same downside market risk as a hypothetical investment in the Lesser Performing Index or the stocks included in the Lesser Performing Index.

♦	You require an investment designed to provide a full return of your initial investment at maturity.

♦	You believe the Securities will not be called and the closing level of either Index will be less than its respective Coupon Barrier on the specified Observation Dates and less than its respective Trigger Level on the Final Valuation Date.

♦	You believe the Final Level of either Index will be less than its respective Trigger Level.

♦	You are not comfortable with an investment linked to two Indices such that a decline in the level beyond the relevant Coupon Barrier or Trigger Level of either Index will result in no Contingent Coupons and/or a loss on your investment, respectively, even if the level of the other Index increases.

♦	You seek an investment that participates in any increase in the levels of the Indices or that has unlimited return potential.

♦	You cannot tolerate fluctuations in the value of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the lesser performing Index.

♦	You are unwilling to invest in the Securities based on the Contingent Coupon Rate specified on the cover of this pricing supplement.

♦	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

♦	You seek guaranteed current income from this investment or you prefer to receive any dividends or any other distributions paid on the stocks composing the Indices.

♦	You are unwilling or unable to hold Securities that will be called on any Observation Date (including the Final Valuation Date) starting from the second Observation Date on which the closing levels of both Indices are greater than or equal to their respective Initial Levels, or you are otherwise unwilling or unable to hold the Securities to the Maturity Date, as set forth on the cover of this pricing supplement, or seek an investment for which there will be an active secondary market.

♦	You do not seek an investment with exposure to companies with relatively small market capitalization in United States and companies in the Eurozone.

♦	You are unwilling or unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Securities for all payments on the Securities, including any payment of a Contingent Coupon, any payment of your initial investment at maturity or any payment upon an earlier automatic call.

3

Final Terms
Issuer	Deutsche Bank AG, London Branch
Issue Price	100% of the Face Amount of Securities
Face Amount	$10.00
Term	3 years, subject to an earlier automatic call
Trade Date	August 27, 2015
Settlement Date	August 31, 2015
Final Valuation Date[1]	August 28, 2018
Maturity Date[1]	August 31, 2018
Indices	The Russell 2000® Index and the EURO STOXX 50® Index
Call Feature

The Securities will not be automatically called during the first six months following the Trade Date.

After the first six months, the Securities will be automatically called if the closing levels of both Indices on any Observation Date (starting from the second Observation Date, which we refer to as the “First Autocall Observation Date,” and ending on the Final Valuation Date) are greater than or equal to their respective Initial Levels. If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature. No further amounts will be owed to you under the Securities.

Observation Dates[1]	Quarterly, on the dates set forth in the table below.
	Observation Dates	Coupon Payment Dates/ Call Settlement Dates
	November 25, 2015*	November 27, 2015*
	February 25, 2016	February 29, 2016
	May 26, 2016	May 30, 2016
	August 29, 2016	August 31, 2016
	November 28, 2016	November 30, 2016
	February 24, 2017	February 28, 2017
	May 26, 2017	May 30, 2017
	August 28, 2017	August 30, 2017
	November 27, 2017	November 29, 2017
	February 26, 2018	February 28, 2018
	May 29, 2018	May 31, 2018
	August 28, 2018	August 31, 2018
* The Securities will not be automatically called until any Observation Date starting from February 25, 2016 (the First Autocall Observation Date). The expected Call Settlement Date for the First Autocall Observation Date is February 29, 2016.
Call Settlement Dates[1]	As set forth in the table above. The Call Settlement Date for the final Observation Date will be the Maturity Date.
Contingent Coupon

If the closing levels of both Indices on any Observation Date are greater than or equal to their respective Coupon Barriers, Deutsche Bank AG will pay you the Contingent Coupon per $10.00 Face Amount of Securities applicable to such Observation Date on the related Coupon Payment Date.

If the closing level of either Index on any Observation Date is less than its respective Coupon Barrier, the Contingent Coupon applicable to such Observation Date will not be accrued or payable and Deutsche Bank AG will not make any payment to you on the related Coupon Payment Date.

The Contingent Coupon for the Securities will be a fixed amount based upon equal quarterly installments at the Contingent Coupon Rate set forth below. For each Observation Date, the Contingent Coupon for the Securities that would be payable for such Observation Date on which the closing levels of both Indices are greater than or equal to their respective Coupon Barriers is set forth below under “Contingent Coupon Payments.”

Contingent Coupon Payments on the Securities are not guaranteed. Deutsche Bank AG will not pay you the Contingent Coupon for any Observation Date on which the closing level of either Index is less than its applicable Coupon Barrier.

Contingent Coupon Rate	9.76% per annum
Contingent Coupon Payments	$0.2440 per $10.00 Face Amount of Securities
Coupon Payment Dates[1]	As set forth in the table above. The Coupon Payment Date for the final Observation Date will be the Maturity Date.
Payment at Maturity (per $10.00 Face Amount of Securities)

If the Securities are not automatically called and the Final Level of the Lesser Performing Index is greater than or equal to its Trigger Level and Coupon Barrier, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity equal to the Face Amount plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Level of the Lesser Performing Index is less than its Trigger Level, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity that is less than the Face Amount, equal to:

$10.00 + ($10.00 x Index Return of Lesser Performing Index)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Index Return of the Lesser Performing Index, regardless of the performance of the other Index. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index.

Lesser Performing Index	The Index with the larger percentage decrease from its Initial Level to its Final Level, as measured by its Index Return. If the calculation agent determines that the two Indices have equal Index Returns, then the calculation agent will, in its sole discretion, designate either Index as the Lesser Performing Index.
Index Return	With respect to each Index, the Index Return will be calculated as follows: Final Level – Initial Level Initial Level
Trigger Level	With respect to the Russell 2000® Index, 807.526, equal to 70.00% of its Initial Level. With respect to the EURO STOXX 50® Index, 2,296.55, equal to 70.00% of its Initial Level.
Coupon Barrier	With respect to the Russell 2000® Index, 807.526, equal to 70.00% of its Initial Level. With respect to the EURO STOXX 50® Index, 2,296.55, equal to 70.00% of its Initial Level.
Initial Level	With respect to each Index, the closing level of such Index on the Trade Date. With respect to the Russell 2000® Index, 1,153.608. With respect to the EURO STOXX 50® Index, 3,280.78.
Final Level	With respect to each Index, the closing level of such Index on the Final Valuation Date

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE A SIGNIFICANT PORTION OR ALL OF YOUR INITIAL INVESTMENT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY PAYMENT OF A CONTINGENT COUPON, ANY PAYMENT UPON AN AUTOMATIC CALL AND ANY PAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER. IF DEUTSCHE BANK AG WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS OR BECOME SUBJECT TO A RESOLUTION MEASURE, YOU MIGHT NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

4

Investment Timeline

Trade Date:	For each Index, the Initial Level is observed and the Contingent Coupon Rate, Trigger Level and Coupon Barrier are determined.

Quarterly (callable after 3 months):

If the closing levels of both Indices on any Observation Date are greater than or equal to their respective Coupon Barriers, Deutsche Bank AG will pay you the Contingent Coupon per $10.00 Face Amount of Securities applicable to such Observation Date on the related Coupon Payment Date.

After the first six months, the Securities will be automatically called if the closing levels of both Indices on any Observation Date (starting from the First Autocall Observation Date and ending on the Final Valuation Date) are greater than or equal to their respective Initial Levels. If the Securities are automatically called, Deutsche Bank AG will pay you on the applicable Call Settlement Date a cash payment per $10.00 Face Amount of Securities equal to the Face Amount plus the applicable Contingent Coupon otherwise due on such day pursuant to the contingent coupon feature.

Maturity Date:

For each Index, the Final Level is determined and the Index Return is calculated on the Final Valuation Date.

If the Securities are not automatically called and the Final Level of the Lesser Performing Index is greater than or equal to its Trigger Level and Coupon Barrier, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity equal to the Face Amount plus the Contingent Coupon otherwise due on the Maturity Date.

If the Securities are not automatically called and the Final Level of the Lesser Performing Index is less than its Trigger Level, Deutsche Bank AG will pay you a cash payment per $10.00 Face Amount of Securities at maturity that is less than the Face Amount, equal to:

$10.00 + ($10.00 x Index Return of the Lesser Performing Index)

In this circumstance, you will lose a significant portion or all of your initial investment in an amount proportionate to the negative Index Return of the Lesser Performing Index, regardless of the performance of the other Index. You will be exposed to the market risk of each Index and any decline in the level of one Index may negatively affect your return and will not be offset or mitigated by a lesser decline or any potential increase in the level of the other Index.

[1]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement. If an Observation Date is postponed, the corresponding Coupon Payment Date and Call Settlement Date will be postponed as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.

5

Key Risks

An investment in the Securities involves significant risks. Investing in the Securities is not equivalent to investing directly in the Indices or in the stocks composing the Indices. Some of the risks that apply to an investment in the Securities are summarized below, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” sections of the accompanying product supplement, prospectus supplement and prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦	Your Investment in the Securities May Result in a Loss of Your Initial Investment — The Securities differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay you the Face Amount per $10.00 Face Amount of Securities at maturity. If the Securities are not automatically called, the return on the Securities at maturity will depend on whether the Final Level of both Indices are greater than or equal to their respective Trigger Levels. If the Securities are not automatically called and the Final Level of both Indices are greater than or equal to their respective Trigger Levels, for each $10.00 Face Amount of Securities, Deutsche Bank AG will pay you at maturity the Face Amount plus the applicable Contingent Coupon otherwise due on the Maturity Date. However, if the Securities are not automatically called on any Observation Date and the Final Level of either Index is less than its respective Trigger Level, you will be fully exposed to any negative Index Return of the Lesser Performing Index, and, for each $10.00 Face Amount of Securities, you will lose 1.00% of the Face Amount for every 1.00% decline in the Final Level of the Lesser Performing Index as compared to its Initial Level. In this circumstance, you will lose a significant portion or all of your initial investment at maturity.

♦	Your Investment is Exposed to a Decline in the Level of Each Index — Your return on the Securities, if any, is not linked to a basket consisting of the Indices. Rather, any payment on the Securities will be determined by reference to the performance of each individual Index. Unlike an instrument with a return linked to a basket, in which risk is mitigated and diversified among all of the basket components, you will be fully exposed to the risks related to each of the Indices. Poor performance by either of the Indices over the term of the Securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other Index. For the Securities to be automatically called or to receive any Contingent Coupon or contingent repayment of your initial investment at maturity, the closing levels of both Indices are required to be greater than their respective Initial Levels, Coupon Barriers and Trigger Levels, on the applicable Observation Date or Final Valuation Date, as applicable. In addition, if not called prior to maturity, you may incur a loss proportionate to the negative Index Return of the Lesser Performing Index even if the level of the other Index increases during the term of the Securities. Accordingly, your investment is exposed to a decline in the level of each Index.

♦	Because the Securities are Linked to the Lesser Performing Index, You are Exposed to Greater Risk of Receiving no Contingent Coupons or a Loss on your Investment than if the Securities were Linked to just One Index — The risk that you will not receive any Contingent Coupons and/or lose a significant portion or all of your initial investment in the Securities is greater in these Securities than in substantially similar securities that are linked to the performance of just one of the Indices. With two Indices, it is more likely that the closing level of either Index will be less than its respective Coupon Barrier on the quarterly Observation Dates and the Final Level of either Index will be less than its respective Trigger Level on the Final Valuation Date than if the Securities were linked to only one of the Indices, and therefore it is more likely that you will not receive any Contingent Coupons and will receive an amount in cash less than your initial investment on the Maturity Date.

♦	Your Potential Return on the Securities Is Limited to the Face Amount Plus Any Contingent Coupons and You Will Not Participate in Any Increase in the Level of Either Index — The Securities will not pay more than the Face Amount plus any Contingent Coupons payable over the term of the Securities. Therefore, your potential return on the Securities will be limited to the Contingent Coupon Rate, but the total return will vary based on the number of Observation Dates on which the requirement for a Contingent Coupon has been met prior to maturity or an automatic call. If the Securities are automatically called, you will not participate in any increase in the level of either Index and you will not receive any Contingent Coupons in respect of any Observation Date after the applicable Call Settlement Date. If the Securities are automatically called on the First Autocall Observation Date (approximately six months following the Trade Date), the total return on the Securities will be minimal. If the Securities are not automatically called, you may be subject to the full downside performance of the Lesser Performing Index even though you were not able to participate in any potential increase in the level of either Index.

♦	You May Not Receive Any Contingent Coupons — Deutsche Bank AG will not necessarily make periodic coupon payments on the Securities. If the closing level of either Index on any Observation Date is less than its respective Coupon Barrier, Deutsche Bank AG will not pay you the Contingent Coupon applicable to such Observation Date. If the closing level of either Index is less than its respective Coupon Barrier on each of the Observation Dates, Deutsche Bank AG will not pay you any Contingent Coupons during the term of, and you will not receive a positive return on, your Securities.

♦	Contingent Repayment of Your Initial Investment Applies Only If You Hold the Securities to Maturity — If your Securities are not automatically called, you should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the closing levels of both Indices are greater than their respective Trigger Levels at the time of sale.

♦	Higher Contingent Coupon Rates Are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Indices reflects a higher expectation as of the Trade Date that the Final Level of either Index could be less than its respective Trigger Level on the Final Valuation Date of the Securities. This greater expected risk will generally be reflected in a higher Contingent Coupon Rate for the Securities. However, while the Contingent Coupon Rate is a fixed amount, the volatility of the Indices can change significantly over the term of the Securities. The level of either Index could fall sharply, which could result in a significant loss of your initial investment.

♦	Reinvestment Risk — If your Securities are automatically called, the holding period over which you would receive any applicable Contingent Coupon, which is based on the Contingent Coupon Rate as specified on the cover hereof, could be as little as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Securities at a comparable return for a similar level of risk in the event the Securities are automatically called prior to the Maturity Date.

♦	The Securities Are Subject to the Credit of Deutsche Bank AG — The Securities are unsubordinated and unsecured obligations of Deutsche Bank AG and are not, either directly or indirectly, an obligation of any third party. Any payment(s) to be made on the Securities,

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including any payment of a Contingent Coupon, any payment upon an automatic call or any repayment of the Face Amount per $10.00 Face Amount of Securities at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. An actual or anticipated downgrade in Deutsche Bank AG’s credit rating or increase in the credit spreads charged by the market for taking Deutsche Bank AG’s credit risk will likely have an adverse effect on the value of the Securities. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Securities, and in the event Deutsche Bank AG were to default on its obligations or become subject to a Resolution Measure, you might not receive any amounts owed to you under the terms of the Securities and you could lose your entire investment.

♦	The Securities May Become Subordinated to the Claims of Other Creditors, Be Written Down, Be Converted or Become Subject to Other Resolution Measures. You May Lose Some or All of Your Investment If Any Such Measure Becomes Applicable to Us — On May 15, 2014, the European Parliament and the Council of the European Union published a directive for establishing a framework for the recovery and resolution of credit institutions and investment firms (commonly referred to as the “Bank Recovery and Resolution Directive”). The Bank Recovery and Resolution Directive required each member state of the European Union to adopt and publish by December 31, 2014 the laws, regulations and administrative provisions necessary to comply with the Bank Recovery and Resolution Directive. To implement the Bank Recovery and Resolution Directive, Germany has adopted the Resolution Act, which became effective on January 1, 2015. The Resolution Act may result in the Securities being subject to the powers exercised by our competent resolution authority to impose a Resolution Measure on us, which may include: writing down, including to zero, any payment on the Securities; converting the Securities into ordinary shares or other instruments qualifying as core equity tier 1 capital; or applying any other resolution measure, including (but not limited to) transferring the Securities to another entity, amending the terms and conditions of the Securities or cancelling of the Securities. Furthermore, because the Securities are subject to any Resolution Measure, secondary market trading in the Securities may not follow the trading behavior associated with similar types of securities issued by other financial institutions which may be or have been subject to a Resolution Measure. Imposition of a Resolution Measure would have to be conducted in accordance with a set order of priority and would likely occur if we become, or are deemed by our competent supervisory authority to have become, “non-viable” (as defined under the then applicable law) and are unable to continue our regulated banking activities without a Resolution Measure becoming applicable to us. We expect additional Resolution Measures to become applicable to us when the European regulation of July 15, 2014 relating to the resolution of credit institutions and certain investment firms in the framework of a Single Resolution Mechanism and a Single Resolution Fund (commonly referred to as the “SRM Regulation”) becomes effective on January 1, 2016. On May 26, 2015, the German Federal Government published a draft bill of a Resolution Mechanism Act. In addition to conforming German law to the SRM Regulation, the draft bill proposes to adjust the order of priority of obligations in the event of an insolvency proceeding. Specifically, senior unsecured debt instruments would by operation of law rank junior to all other outstanding unsecured unsubordinated obligations, but in priority to all contractually subordinated instruments. The proposed subordination would not apply if the terms of the senior unsecured debt instruments provide that (i) the repayment amount depends on the occurrence or non-occurrence of a future event, or will be settled in kind, or (ii) the interest amount depends on the occurrence or non-occurrence of a future event, unless it depends solely on a fixed or variable reference interest rate and will be settled in cash. The proposed order of priorities would apply to insolvency proceedings commenced on or after January 1, 2016. If the proposed subordination of senior unsecured debt instruments were enacted and were applied to the Securities, it would most likely result in a larger share of loss being allocated to the Securities in the event of an insolvency proceeding or the imposition of any Resolution Measures by the competent resolution authority. The final version of the Resolution Mechanism Act may provide for additional Resolution Measures that may become applicable to us. You may lose some or all of your investment in the Securities if a Resolution Measure becomes applicable to us.

By acquiring the Securities, you will be bound by and will be deemed to consent to the imposition of any Resolution Measure by our competent resolution authority. As a result, you would have no claim or other right against us arising out of any subordination or Resolution Measure and the imposition of any Resolution Measure will not constitute a default or an event of default under the Securities, under the senior indenture or for the purpose of the U.S. Trust Indenture Act of 1939, as amended. In addition, the trustee, the paying agent and The Depository Trust Company (“DTC”) and any participant in DTC or other intermediary through which you hold such Securities may take any and all necessary action, or abstain from taking any action, if required, to implement the imposition of any Resolution Measure with respect to the Securities. Accordingly, you may have limited or circumscribed rights to challenge any decision of our competent resolution authority to impose any Resolution Measure.  Please see the accompanying prospectus dated July 31, 2015, including the risk factors under the heading “Securities May Be Subject to Resolution Measures” on page 12 of the prospectus.

♦	The Issuer’s Estimated Value of the Securities on the Trade Date Will Be Less Than the Issue Price of the Securities — The Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The difference between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date is due to the inclusion in the Issue Price of the agent’s commissions, if any, and the cost of hedging our obligations under the Securities through one or more of our affiliates. Such hedging cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. The Issuer’s estimated value of the Securities is determined by reference to an internal funding rate and our pricing models. The internal funding rate is typically lower than the rate we would pay when we issue conventional debt securities on equivalent terms. This difference in funding rate, as well as the agent’s commissions, if any, and the estimated cost of hedging our obligations under the Securities, reduces the economic terms of the Securities to you and is expected to adversely affect the price at which you may be able to sell the Securities in any secondary market. In addition, our internal pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. If at any time a third party dealer were to quote a price to purchase your Securities or otherwise value your Securities, that price or value may differ materially from the estimated value of the Securities determined by reference to our internal funding rate and pricing models. This difference is due to, among other things, any difference in funding rates, pricing models or assumptions used by any dealer who may purchase the Securities in the secondary market.

♦	Investing in the Securities Is Not the Same as Investing in the Indices or the Stocks Composing the Indices — The return on your Securities may not reflect the return you would realize if you invested directly in the Indices or the stocks composing the Indices. For instance, your return on the Securities is limited to the applicable Contingent Coupons you receive, regardless of any increase in the level of either Index, which could be significant.

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♦	If the Levels of the Indices Change, the Value of the Securities May Not Change in the Same Manner — The Securities may trade quite differently from the levels of the Indices. Changes in the levels of the Indices may not result in comparable changes in the value of the Securities.

♦	No Dividend Payments or Voting Rights — As a holder of the Securities, you will not have any voting rights or rights to receive cash dividends or other distributions or other rights that holders of the stocks composing the Indices would have.

♦	Each Index Reflects the Price Return of the Stocks Composing Such Index, Not Their Total Return Including All Dividends and Other Distributions — The return on the Securities is based on the performance of each Index, which reflects the changes in the market prices of the stocks composing such Index. It is not, however, linked to a “total return” version of each Index, which, in addition to reflecting those price returns, would also reflect the reinvestment of all dividends and other distributions paid on the stocks composing such Index.

♦	Past Performance of the Indices Is No Guide to Future Performance — The actual performance of the Indices may bear little relation to the historical closing levels of the Indices and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Indices or whether the performance of the Indices will result in the return of any of your investment.

♦	The Securities Are Subject to Risks Associated with Small-Capitalization Companies — The stocks composing the Russell 2000® Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the level of the Russell 2000® Index may be more volatile than the levels of indices that consist of large-capitalization stocks. Stock prices of small-capitalization companies are also generally more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less well-established and less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Such small-capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. These companies may also be more susceptible to adverse developments related to their products or services.

♦	There Are Risks Associated with Investments in Securities Linked to the Values of Equity Securities Issued by Non-U.S. Companies — The EURO STOXX 50® Index includes component stocks that are issued by companies incorporated outside of the U.S. Because the component stocks also trade outside the U.S., the Securities are subject to the risks associated with non-U.S. securities markets. Generally, non-U.S. securities markets may be less liquid and more volatile than U.S. securities markets, and market developments may affect non-U.S. securities markets differently than U.S. securities markets, which may adversely affect the level of the EURO STOXX 50® Index and the value of your Securities. Furthermore, there are risks associated with investments in securities linked to the values of equity securities issued by non-U.S. companies. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. In addition, the prices of equity securities issued by non-U.S. companies may be adversely affected by political, economic, financial and social factors that may be unique to the particular countries in which the non-U.S. companies are incorporated. These factors include the possibility of recent or future changes in a non-U.S. government’s economic and fiscal policies (including any direct or indirect intervention to stabilize the economy and/or securities market of the country of such non-U.S. government), the presence, and extent, of cross shareholdings in non-U.S. companies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Specifically, the stocks included in the EURO STOXX 50® Index are issued by companies located within the Eurozone, some of which are and have been experiencing economic stress.

♦	The Index Return Will Not Be Adjusted for Changes in the Euro Relative to the U.S. Dollar — The EURO STOXX 50® Index is composed of stocks denominated in euros. Because the level of the EURO STOXX 50® Index is also calculated in euros (and not in U.S. dollars), the performance of the EURO STOXX 50® Index will not be adjusted for exchange rate fluctuations between the U.S. dollar and the euro. Therefore, if the euro strengthens or weakens relative to the U.S. dollar over the term of the Securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.

♦	We Are One of the Companies That Make Up the EURO STOXX 50® Index — We are one of the companies that make up the EURO STOXX 50® Index. To our knowledge, we are not currently affiliated with any of the other companies the equity securities of which are represented in the EURO STOXX 50® Index. As a result, we will have no ability to control the actions of such other companies, including actions that could affect the value of the equity securities underlying the EURO STOXX 50® Index, or your Securities. None of the other companies represented in the EURO STOXX 50® Index will be involved in the offering of the Securities in any way. Neither they nor we will have any obligation to consider your interests as a holder of the Securities in taking any corporate actions that might affect the value of your Securities.

♦	Assuming No Changes in Market Conditions and Other Relevant Factors, the Price You May Receive for Your Securities in Secondary Market Transactions Would Generally Be Lower Than Both the Issue Price and the Issuer’s Estimated Value of the Securities on the Trade Date — While the payment(s) on the Securities described in this pricing supplement is based on the full Face Amount of your Securities, the Issuer’s estimated value of the Securities on the Trade Date (as disclosed on the cover of this pricing supplement) is less than the Issue Price of the Securities. The Issuer’s estimated value of the Securities on the Trade Date does not represent the price at which we or any of our affiliates would be willing to purchase your Securities in the secondary market at any time. Assuming no changes in market conditions or our creditworthiness and other relevant factors, the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions, if at all, would generally be lower than both the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date. Our purchase price, if any, in secondary market transactions would be based on the estimated value of the Securities determined by reference to (i) the then-prevailing internal funding

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rate (adjusted by a spread) or another appropriate measure of our cost of funds and (ii) our pricing models at that time, less a bid spread determined after taking into account the size of the repurchase, the nature of the assets underlying the Securities and then-prevailing market conditions. The price we report to financial reporting services and to distributors of our Securities for use on customer account statements would generally be determined on the same basis. However, during the period of approximately six months beginning from the Trade Date, we or our affiliates may, in our sole discretion, increase the purchase price determined as described above by an amount equal to the declining differential between the Issue Price and the Issuer’s estimated value of the Securities on the Trade Date, prorated over such period on a straight-line basis, for transactions that are individually and in the aggregate of the expected size for ordinary secondary market repurchases.

In addition to the factors discussed above, the value of the Securities and our purchase price in secondary market transactions after the Trade Date, if any, will vary based on many economic and market factors, including our creditworthiness, and cannot be predicted with accuracy. These changes may adversely affect the value of your Securities, including the price you may receive in any secondary market transactions. Any sale prior to the Maturity Date could result in a substantial loss to you. The Securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Securities to maturity.

♦	The Securities Will Not Be Listed and There Will Likely Be Limited Liquidity — The Securities will not be listed on any securities exchange. There may be little or no secondary market for the Securities. We or our affiliates intend to act as market makers for the Securities but are not required to do so and may cease such market making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to sell the Securities when you wish to do so or at a price advantageous to you. Because we do not expect other dealers to make a secondary market for the Securities, the price at which you may be able to sell your Securities is likely to depend on the price, if any, at which we or our affiliates are willing to buy the Securities. If, at any time, we or our affiliates do not act as market makers, it is likely that there would be little or no secondary market in the Securities. If you have to sell your Securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss, even in cases where the levels of the Indices have increased since the Trade Date.

♦	Many Economic and Market Factors Will Affect the Value of the Securities — While we expect that, generally, the levels of the Indices will affect the value of the Securities more than any other single factor, the value of the Securities prior to maturity will also be affected by a number of other factors that may either offset or magnify each other, including:

♦	the expected volatility of the Indices;

♦	the time remaining to the maturity of the Securities;

♦	the market prices and dividend rates of the stocks composing the Indices;

♦	the composition of the Indices;

♦	interest rates and yields in the market generally;

♦	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the Indices or the markets generally;

♦	supply and demand for the Securities; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦	Trading and Other Transactions by Us, UBS AG or Our or Its Affiliates in the Equity and Equity Derivative Markets May Impair the Value of the Securities — We or our affiliates expect to hedge our exposure from the Securities by entering into equity and equity derivative transactions, such as over-the-counter options, futures or exchange-traded instruments. We, UBS AG or our or its affiliates may also engage in trading in instruments linked or related to the Indices on a regular basis as part of our or its general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Such trading and hedging activities may affect the levels of the Indices, and therefore make it less likely that you will receive a positive return on your investment in the Securities. It is possible that we, UBS AG or our or its affiliates could receive substantial returns from these hedging and trading activities while the value of the Securities declines. We, UBS AG or our or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Indices. To the extent that we, UBS AG or our or its affiliates serves as issuer, agent or underwriter for such securities or financial or derivative instruments, our, UBS AG’s or our or its affiliates’ interests with respect to such products may be adverse to those of the holders of the Securities. Introducing competing products into the marketplace in this manner could adversely affect the levels of the Indices and the value of the Securities. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, investors’ trading and investment strategies related to the Securities.

♦	Potential Deutsche Bank AG Impact on Price — Trading or transactions by Deutsche Bank AG or its affiliates in the stocks composing the Indices and/or in futures, over-the-counter options, exchange-traded funds or other instruments with returns linked to the performance of the Indices or the stocks composing the Indices may adversely affect the price of the stocks composing the Indices, the levels of the Indices, and therefore the value of the Securities.

♦	We, UBS AG or Our or Its Affiliates May Publish Research, Express Opinions or Provide Recommendations That Are Inconsistent with Investing in or Holding the Securities. Any Such Research, Opinions or Recommendations Could Adversely Affect the Levels of The Indices and the Value of the Securities — We, UBS AG or our or its affiliates may publish research from time to time on financial markets and other matters that could adversely affect the levels of the Indices and the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by us, UBS AG or our or its affiliates may not be consistent with each other and may be modified from time to time without notice. You should make your own independent investigation of the merits of investing in the Securities and the Indices.

♦	Potential Conflicts of Interest — Deutsche Bank AG or its affiliates may engage in business with the issuers of the stocks composing the Indices, which may present a conflict between Deutsche Bank AG and you, as a holder of the Securities. We and our affiliates play a

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variety of roles in connection with the issuance of the Securities, including acting as calculation agent, hedging our obligations under the Securities and determining the Issuer’s estimated value of the Securities on the Trade Date and the price, if any, at which we or our affiliates would be willing to purchase the Securities from you in secondary market transactions. In performing these roles, our economic interests and those of our affiliates are potentially adverse to your interests as an investor in the Securities. The calculation agent will determine, among other things, all values, prices and levels required to be determined for the purposes of the Securities on any relevant date or time. The calculation agent will also be responsible for determining whether a market disruption event has occurred as well as, in some circumstances, the prices or levels related to the Indices that affect whether the Securities are automatically called. Any determination by the calculation agent could adversely affect the return on the Securities.

♦	There Is Substantial Uncertainty Regarding the U.S. Federal Income Tax Consequences of an Investment in the Securities — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Securities, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Securities are uncertain, and the IRS or a court might not agree with the treatment of the Securities as prepaid financial contracts that are not debt, with associated contingent coupons, as described below under “What Are the Tax Consequences of an Investment in the Securities?” If the IRS were successful in asserting an alternative treatment for the Securities, the tax consequences of ownership and disposition of the Securities could be materially affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Securities?”, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences,” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

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Scenario Analysis and Hypothetical Examples of Payment upon an Automatic Call or at Maturity

The following hypothetical examples below illustrate the payment upon an automatic call or at maturity for a hypothetical range of performances for the Indices. The following examples are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the levels of the Indices relative to their respective Initial Levels. We cannot predict the Final Levels or the closing levels of the Indices on any of the Observation Dates (including the Final Valuation Date). You should not take these examples as an indication or assurance of the expected performance of the Indices. You should consider carefully whether the Securities are suitable to your investment goals. The numbers in the examples and table below may have been rounded for ease of analysis.

The following examples illustrate the payment at maturity or upon an automatic call per $10.00 Face Amount of Securities on a hypothetical offering of Securities based on the following assumptions*:

Term:	3 years, subject to an automatic call
Hypothetical Contingent Coupon Rate*:	8.00% per annum (or 2.00% per quarter)
Contingent Coupon:	$0.20 per quarter
Observation Dates:	Quarterly (callable after 6 months)
Hypothetical Initial Levels*:
Russell 2000®` Index:	1,200
EURO STOXX 50® Index:	3,600
Hypothetical Trigger Levels*:
Russell 2000®` Index:	840.00 (70.00% of its Hypothetical Initial Level)
EURO STOXX 50® Index:	2,520.00 (70.00% of its Hypothetical Initial Level)
Hypothetical Coupon Barriers*:
Russell 2000®` Index:	840.00 (70.00% of its Hypothetical Initial Level)
EURO STOXX 50® Index:	2,520.00 (70.00% of its Hypothetical Initial Level)

*   Based on a hypothetical Contingent Coupon Rate of 8.00% per annum. The actual Initial Level, Trigger Level and Coupon Barrier for each Index and the Contingent Coupon Rate for the Securities are set forth in “Final Terms” and on the cover of this pricing supplement.

Example 1 — The Securities are automatically called on the First Autocall Observation Date.

Date	Closing Level		Payment (per $10.00 Face Amount of Securities)
	Russell 2000® Index	EURO STOXX 50® Index
First Observation Date	1,250 (greater than its Initial Level)	3,700 (greater than its Initial Level)	$0.20 (Contingent Coupon — Not Callable)
Second Observation Date (First Autocall Observation Date)	1,400 (greater than its Initial Level)	3,800 (greater than its Initial Level)	$10.20 (Face Amount plus Contingent Coupon)
		Total Payment:	$10.40 (4.00% return)

In this example, because the closing levels of both Indices on the first Observation Date are greater than their respective Coupon Barriers, Deutsche Bank AG will pay you the Contingent Coupon on the applicable Coupon Payment Date. Because the closing levels of both Indices on the First Autocall Observation Date (the second Observation Date) are greater than their respective Initial Levels, the Securities will be automatically called on the First Autocall Observation Date. Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.20 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the Contingent Coupon. When added to the Contingent Coupon Payment of $0.20 paid in respect of the prior Observation Date, Deutsche Bank AG will have paid you a total of $10.40 per $10.00 Face Amount of Securities, representing a 4.00% return on the Securities over the approximately six months the Securities were outstanding before they were automatically called. No further amount will be owed to you under the Securities.

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Example 2 — The Securities are automatically called on the eighth Observation Date.

Date	Closing Level		Payment (per $10.00 Face Amount of Securities)
	Russell 2000® Index	EURO STOXX 50® Index
First Observation Date	1,300 (greater than its Initial Level)	3,500 (greater than its Coupon Barrier; less than its Initial Level)	$0.20 (Contingent Coupon)
Second Observation Date (First Autocall Observation Date)	1,100 (greater than its Coupon Barrier; less than its Initial Level)	3,800 (greater than its Initial Level)	$0.20 (Contingent Coupon)
Third Observation Date	1,000 (greater than its Coupon Barrier; less than its Initial Level)	3,400 (greater than its Coupon Barrier; less than its Initial Level)	$0.20 (Contingent Coupon)
Fourth to Seventh Observation Dates	Various (all less than its Coupon Barrier)	Various (all less than its Coupon Barrier)	$0.00
Eighth Observation Date	1,400 (greater than its Initial Level)	3,900 (greater than its Initial Level)	$10.20 (Face Amount plus Contingent Coupon)
		Total Payment:	$10.80 (8.00% return)

In this example, because the closing levels of both Indices are greater than their respective Coupon Barriers on the first three Observation Dates, Deutsche Bank AG will pay you the Contingent Coupon on the applicable Coupon Payment Dates. On the fourth to seventh Observation Dates, the closing levels of both Indices are less than their respective Coupon Barriers. Therefore, no Contingent Coupon is paid on any applicable Coupon Payment Date. Because the closing levels of both Indices on the eighth Observation Date are greater than their respective Initial Levels, the Securities will be automatically called on the eighth Observation Date. Deutsche Bank AG will pay you on the applicable Call Settlement Date a total of $10.20 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the Contingent Coupon. When added to the Contingent Coupon Payments of $0.60 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.80 per $10.00 Face Amount of Securities, representing an 8.00% return on the Securities over the approximately two year term the Securities were outstanding before they were automatically called. No further amount will be owed to you under the Securities.

Example 3 — The Securities are NOT automatically called and the Final Level of the Lesser Performing Index is greater than its Trigger Level and Coupon Barrier.

Date	Closing Level		Payment (per $10.00 Face Amount of Securities)
	Russell 2000® Index	EURO STOXX 50® Index
First Observation Date	1,150 (greater than its Coupon Barrier; less than its Initial Level)	3,450 (greater than its Coupon Barrier; less than its Initial Level)	$0.20 (Contingent Coupon)
Second Observation Date (First Autocall Observation Date)	800 (less than its Coupon Barrier)	2,600 (greater than its Coupon Barrier; less than its Initial Level)	$0.00
Third Observation Date	850 (greater than its Coupon Barrier; less than its Initial Level)	2,200 (less than its Coupon Barrier)	$0.00
Fourth to Eleventh Observation Dates	Various (all less than its Coupon Barrier)	Various (all less than its Coupon Barrier)	$0.00
Final Observation Date	1,180 (greater than both its Trigger Level and Coupon Barrier; less than its Initial Level)	3,800 (greater than its Initial Level)	$10.20 (Payment at Maturity)
		Total Payment:	$10.40 (4.00% return)

In this example, because the closing levels of both Indices are greater than their respective Coupon Barriers on the first Observation Date, Deutsche Bank AG will pay you the Contingent Coupon on the applicable Coupon Payment Date. On the second to eleventh Observation Dates, the closing level of at least one Index is less than its applicable Coupon Barrier. Therefore, no Contingent Coupon is paid on any applicable Coupon Payment Date. On the Final Valuation Date, because the Index Return of the Russell 2000® Index is -1.67% while the Index Return of the EURO STOXX 50® Index is 5.56%, the Russell 2000® Index is designated the Lesser Performing Index. Because the Final Level of the Lesser Performing Index is greater than its Trigger Level and Coupon Barrier, Deutsche Bank AG will pay you at maturity a total of $10.20 per $10.00 Face Amount of Securities, reflecting the Face Amount plus the Contingent Coupon. When added to the Contingent Coupon payment of $0.20 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you a total of $10.40 per $10.00 Face Amount of Securities, representing a 4.00% return over the approximately three year term of the Securities.

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Example 4 — The Securities are NOT automatically called and the Final Level of the Lesser Performing Index is less than its Trigger Level.

Date	Closing Level		Payment (per $10.00 Face Amount of Securities)
	Russell 2000® Index	EURO STOXX 50® Index
First Observation Date	900 (greater than its Coupon Barrier; less than its Initial Level)	2,750 (greater than its Coupon Barrier; less than its Initial Level)	$0.20 (Contingent Coupon)
Second Observation Date (First Autocall Observation Date)	960 (greater than its Coupon Barrier; less than its Initial Level)	2,600 (greater than its Coupon Barrier; less than its Initial Level)	$0.20 (Contingent Coupon)
Third Observation Date	850 (greater than its Coupon Barrier; less than its Initial Level)	4,000 (greater than its Initial Level)	$0.20 (Contingent Coupon)
Fourth to Eleventh Observation Dates	Various (all less than its Coupon Barrier)	Various (all less than its Coupon Barrier)	$0.00
Final Observation Date	600 (less than both its Trigger Level and Coupon Barrier)	3,800 (greater than its Initial Level)	$10.00 + [$10.00 × Index Return of the Lesser Performing Index] = $10.00 + [$10.00 × -50.00%] = $5.00 (Payment at Maturity)
		Total Payment:	$5.60 (-44.00% return)

In this example, because the closing levels of both Indices are greater than their respective Coupon Barriers on the first three Observation Dates, Deutsche Bank AG will pay you the Contingent Coupon on the applicable Coupon Payment Dates. On the fourth to eleventh Observation Dates, the closing levels of both Indices are less than their respective Coupon Barriers. Therefore, no Contingent Coupon is paid on any applicable Coupon Payment Date. On the Final Valuation Date, because the Index Return of the Russell 2000® Index is -50.00% while the Index Return of the EURO STOXX 50® Index is 5.56%, the Russell 2000® Index is designated the Lesser Performing Index. Because the Final Level of the Lesser Performing Index is less than its Trigger Level, Deutsche Bank AG will pay you at maturity $5.00 per $10.00 Face Amount of Securities. When added to the Contingent Coupon Payments of $0.60 paid in respect of prior Observation Dates, Deutsche Bank AG will have paid you $5.60 per $10.00 Face Amount of Securities, representing a -44.00% return over the approximately three year term of the Securities.

The Issuer will not pay a Contingent Coupon if the closing level of either Index is below its respective Coupon Barrier on an Observation Date. The Issuer will not call the Securities after one year if the closing level of either Index is below its respective Initial Level on an Observation Date. If the Securities are not automatically called and the Final Level of the Lesser Performing Index is less than its Trigger Level, your initial investment will be fully exposed to the negative Index Return of the Lesser Performing Index, and, for each $10.00 Face Amount of Securities, you will lose 1.00% of the Face Amount for every 1.00% decline in the Final Level of the Lesser Performing Index as compared to its Initial Level, regardless of the performance of the other Index. In this circumstance, you will lose a significant portion or all of your initial investment. Any payment on the Securities, including any payment of a Contingent Coupon, any payment upon an automatic call and any payment of your initial investment at maturity, is subject to the creditworthiness of the Issuer and if the Issuer were to default on its payment obligations or become subject to a Resolution Measure, you could lose your entire investment.

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The Russell 2000® Index

The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 companies domiciled in the U.S. and its territories and consists of the smallest 2,000 companies included in the Russell 3000® Index. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. This is only a summary of the Russell 2000® Index. For more information on the Russell 2000® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “The Russell Indices – The Russell 2000® Index” in the accompanying underlying supplement No. 1 dated August 17, 2015.

The graph below illustrates the performance of the Russell 2000® Index from January 2, 2008 to August 27, 2015. The closing level of the Russell 2000® Index on August 27, 2015 was 1,153.608. The dotted line represents the Coupon Barrier and Trigger Level of 807.526, equal to 70.00% of 1,153.608, which was the closing level of the Russell 2000® Index on August 27, 2015. We obtained the historical closing levels of the Russell 2000® Index from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. Currently, whereas the sponsor of the Russell 2000® Index publishes the official closing level of the Russell 2000® Index to six decimal places, Bloomberg L.P. reports the closing level to three decimal places. As a result, the closing level of the Russell 2000® Index reported by Bloomberg L.P. may be lower or higher than the official closing level of the Russell 2000® Index published by the sponsor of the Russell 2000® Index. The historical closing levels of the Russell 2000® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Level or any future closing level of the Russell 2000® Index. We cannot give you assurance that the performance of the Russell 2000® Index will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

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The EURO STOXX 50® Index

The EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the 19 EURO STOXX® Supersector indices, which represent the Eurozone portion of the STOXX Europe 600® Supersector indices. The STOXX Europe 600® Supersector indices contain the 600 largest stocks traded on the major exchanges of 18 European countries. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors. This is only a summary of the EURO STOXX 50® Index. For more information on the EURO STOXX 50® Index, including information concerning its composition, calculation methodology and adjustment policy, please see the section entitled “Indices — EURO STOXX 50® Index” in the accompanying underlying supplement No. 1 dated August 17, 2015.

The graph below illustrates the performance of the EURO STOXX 50® Index from January 2, 2008 to August 27, 2015. The closing level of the EURO STOXX 50® Index on August 27, 2015 was 3,280.78. The dotted line represents the Coupon Barrier and Trigger Level of 2,296.55, equal to 70.00% of 3,280.78, which was the closing level of the EURO STOXX 50® Index on August 27, 2015. We obtained the historical closing levels of the EURO STOXX 50® Index from Bloomberg L.P., and we have not participated in the preparation of, or verified, such information. The historical closing levels of the EURO STOXX 50® Index should not be taken as an indication of future performance and no assurance can be given as to the Final Level or any future closing level of the EURO STOXX 50® Index. We cannot give you assurance that the performance of the EURO STOXX 50® Index will result in a positive return on your initial investment and you could lose a significant portion or all of your initial investment at maturity.

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What Are the Tax Consequences of an Investment in the Securities?

Due to the lack of direct legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Securities. In determining our responsibilities for information reporting and withholding, if any, we intend to treat the Securities as prepaid financial contracts that are not debt, with associated contingent coupons that constitute ordinary income and that, when paid to a non-U.S. holder, are generally subject to 30% (or lower treaty rate) withholding. Our special tax counsel, Davis Polk & Wardwell LLP, has advised that while it believes this treatment to be reasonable, it is unable to conclude that it is more likely than not that this treatment will be upheld, and that other reasonable treatments are possible that could materially affect the timing and character of income or loss on your Securities. If this treatment is respected, you generally should recognize short-term capital gain or loss on the taxable disposition (including retirement) of your Securities, unless you have held the Securities for more than one year, in which case your gain or loss should be long-term capital gain or loss. However, it is likely that any sales proceeds that are attributable to the next succeeding contingent coupon after it has been fixed will be treated as ordinary income and also possible that any sales proceeds attributable to the next succeeding contingent coupon prior to the time it has been fixed will be treated as ordinary income.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; and the degree, if any, to which income (including any mandated accruals) realized by non-U.S. persons should be subject to withholding tax. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially affect the tax consequences of an investment in the Securities, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Securities.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Securities.

For a discussion of certain German tax considerations relating to the Securities, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Securities (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc., acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of $0.20 per $10.00 Face Amount of Securities. We have agreed that UBS Financial Services Inc. may sell all or part of the Securities that it purchases from us to investors at the price to public indicated on the cover of this pricing supplement, or to its affiliates at the price to public indicated on the cover of this pricing supplement minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for this offering, is our affiliate. Because DBSI is both our affiliate and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the underwriting arrangement for this offering must comply with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, DBSI may not make sales in this offering of the Securities to any of its discretionary accounts without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Validity of the Securities

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the Securities offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the authenticating agent, acting on behalf of the trustee, pursuant to the senior indenture, and delivered against payment as contemplated herein, such Securities will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated July 31, 2015, filed as an exhibit to the opinion of Davis Polk & Wardwell LLP, and this opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and the authentication of the Securities by the authenticating agent and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated July 31, 2015, which has been filed as an exhibit to the registration statement referred to above.

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